EXHIBIT 99.1

SoundBite Communications Reports Third Quarter 2012 Financial Results

Record Revenues of $12.2 Million Include Mobile Growth of 83% Over Q3 2011

BEDFORD, Mass., Nov. 7, 2012 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the third quarter 2012. Third quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $12.2 million; an increase of 11% compared to the same quarter in 2011 and a new record for the Company. Net loss was $513,000 for the third quarter of 2012, or a net loss per share of $0.03, versus a net loss of $196,000 or a net loss per share of $0.01 in the third quarter of 2011. On a non-GAAP basis, net income per share was $0.01 in the third quarter compared to a net income per share of $0.03 in the same quarter of 2011. Non-GAAP net income excludes the amortization of intangibles, non-cash stock compensation expense and a present value adjustment related to the SmartReply earn-out, and is partially offset by tax benefits.

"We were very pleased with our record revenues this quarter, surpassing the guided range as well as the preliminary results released on October 16th," stated Jim Milton, president and CEO of SoundBite Communications. "Mobile continues to drive that growth, delivering 83% growth this quarter, including 46% organic growth, over the same period last year and demonstrating the strength of our underlying mobile business across our Mobile Marketing and Hosted Contact Center businesses."

Milton continued, "In addition, we recently launched our Proactive Customer Care Solution Suite, penetrating deeper into the consumer lifecycle. The Proactive Customer Care Solution Suite includes a broad range of applications such as surveys, enrollments, product recalls and welcome messages. This is an important initiative that will deliver more value and drive growth for the Company and has been met with enthusiasm from our clients and prospects. We will continue to invest in, and deliver, innovative, cross channel communications for our clients that leverage the mobile device for an enhanced customer experience."

Recent Highlights

  Announced the launch of the SoundBite Proactive Customer Care Solutions Suite which delivers enhanced customer experience and higher customer satisfaction by utilizing cross-channel solutions and leveraging mobile devices for increased response rates.
  Elected a new board member, Bill Geary, to succeed Jamie Goldstein on the board of directors.
  Championed Customer Experience Management as a Bronze Member of CXPA, a global trade group.
  Publicized how we enable organizations to efficiently reach consumers during time sensitive product recalls through proactive multi-channel communications via preferred channels.

Quarterly Results

GAAP Results

Gross margin in the third quarter of 2012 was 61% versus 59% in the third quarter of 2011.  Operating expenses were $8.0 million in the third quarter of 2012.  Operating expenses as a percentage of revenues were 65.7% in the third quarter versus 60.3% in the year-earlier period.

Net loss was $513,000 in the third quarter of 2012 versus a net loss of $196,000 in the third quarter of 2011. Net loss per share for the third quarter of 2012 was $0.03, versus a net loss per share of $0.01 in the same quarter of 2011.

Non-GAAP Results

Third quarter 2012 non-GAAP net income per share was $0.01, compared to a non-GAAP net income per share of $0.03 for the same period of 2011. Third quarter 2012 non-GAAP net income computations exclude amortization of intangible assets of $388,000 associated with the Company's acquisitions, stock-based compensation expense of $259,000, and a present value adjustment relating to the contingent consideration liability of the SmartReply earn-out of $34,000, partially offset by a tax benefit of $40,000. Net loss in the third quarter of 2011 included amortization of intangibles of $309,000 primarily associated with the Company's acquisition of SmartReply, stock-based compensation expense of $274,000, and a present value adjustment of $47,000 (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Free cash flow for the third quarter was a negative $16,000. Free cash flow is calculated as cash flow from operating activities, less payments of contingent purchase price and purchases of property and equipment.

Fourth Quarter Guidance

Based on information available as of November 7, 2012, SoundBite is issuing guidance for the fourth quarter 2012 as follows:

For the fourth quarter of 2012, SoundBite is updating the revenue guidance provided in the October 16, 2012 preliminary results press release, and currently projects revenues, including an expected contribution of approximately $850,000 from 2ergo Americas, in the range of $12.3 million to $13.1 million. Gross margin is expected to be in the range of 60% to 61%. Operating expenses are expected to be approximately $8.3 million. The projection for GAAP operating loss is in the range of $200,000 to $700,000 for the fourth quarter of 2012.

The non-GAAP operating income projections are for an operating breakeven to an operating income of $500,000. Non-GAAP operating projections exclude the effects of amortization of intangibles of approximately $400,000, estimated stock-based compensation expense of approximately $250,000, and a present value adjustment of contingent consideration related to the SmartReply earn-out of approximately $40,000.

The projection for GAAP net loss is in the range of $200,000 to $700,000 and on a per share basis is a net loss of $0.01 to $0.04 for the fourth quarter of 2012. On a non-GAAP basis, net income, which excludes amortization of intangibles, stock-based compensation expense, a present value adjustment of contingent consideration, and a one-time tax benefit is projected to be breakeven to an income of $500,000, or a net income per share of $0.00 to $0.03.

The non-GAAP projections assume a basic weighted share count of approximately 16.35 million shares for the fourth quarter of 2012. SoundBite expects capital expenditures to be approximately $400,000 and depreciation expense to be approximately $300,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com. A live dial-in is available in the U.S. at +1 866 831 6267 and for international callers at +1 617 213 8857. The passcode for the live call is 96215065. A replay of the call will also be available two hours after the live call until 11:59 p.m. ET on November 9, 2012 and can be accessed by dialing +1 888 286 8010 in the U.S. and +1 617 801 6888 for international callers and entering passcode: 47262064.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude amortization, stock compensation expense, present value adjustments related to SmartReply and tax benefits related to the acquisitions of SmartReply and 2ergo Americas. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to exclude contingent purchase price payments related to our acquisitions and purchases of property and equipment.  SoundBite believes the presentation of this non-GAAP financial measure enhances investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications, a leading provider of cloud-based customer experience solutions, enables organizations to build lifelong, profitable customer relationships across the full consumer lifecycle. It serves two global markets, the Hosted Contact Center and Mobile Marketing. Its solutions leverage the power of two robust platforms: SoundBite Engage, an interactive multi-channel communications platform providing integrated SMS, dialer, voice messaging, email and web communications; and SoundBite Insight, a preference management platform enabling intelligent, personalized communications. SoundBite powers nearly two billion customer interactions annually. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Fourth Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$ 12,160	$ 10,956	$ 34,218	$ 29,671
Cost of revenues (1)	4,747	4,532	13,849	12,364
Gross profit	7,413	6,424	20,369	17,307
Operating expenses:
Research and development (1)	1,881	1,547	5,337	4,541
Sales and marketing (1)	4,284	3,501	12,262	10,282
General and administrative (1)	1,828	1,562	6,051	5,279
Total operating expenses	7,993	6,610	23,650	20,102
Operating loss	(580)	(186)	(3,281)	(2,795)
Other income (expense):
Interest and other income (expense)	27	(10)	62	(8)
Loss before income tax benefit	(553)	(196)	(3,219)	(2,803)
Income tax benefit	40	0	927	905
Net loss	$ (513)	$ (196)	$ (2,292)	$ (1,898)

Net loss per common share:
Basic & Diluted	$ (0.03)	$ (0.01)	$ (0.14)	$ (0.12)
Weighted average common shares outstanding:
Basic & Diluted	16,390,476	16,455,800	16,405,052	16,424,722

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30		Nine Months Ended September 30,

	2012	2011	2012	2011

Cost of revenues	$ 7	$ 10	$ 28	$ 31
Research and development	43	52	140	158
Sales and marketing	79	116	227	345
General and administrative	130	96	351	349
	$ 259	$ 274	$ 746	$ 883

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 16,270	$ 17,706
Short-term investments	7,790	10,976
Accounts receivable, net of allowance for doubtful accounts of $101 at September 30, 2012 and $166 at December 31, 2011	8,489	8,163
Prepaid expenses and other current assets	1,714	1,419
Total current assets	34,263	38,264
Property and equipment, net	2,012	2,081
Intangible assets, net	3,193	2,036
Goodwill	6,594	4,286
Other assets	114	118
Total assets	$ 46,176	$ 46,785

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,501	$ 767
Accrued expenses	4,788	3,445
Other current liabilities	400	561
Total current liabilities	6,689	4,773

Non-current liabilities:
Long-term contingent consideration payable	513	966
Other liabilities	130	277
Total liabilities	7,332	6,016

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,822,348 and 16,666,206 shares issued at September 30, 2012 and December 31, 2011; 16,364,494 and 16,410,427 shares outstanding at September 30, 2012 and December 31, 2011	17	17
Additional paid-in capital	71,585	70,681
Treasury stock, at cost —457,854 shares at September 30, 2012 and 255,779 at December 31, 2011	(810)	(273)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(31,876)	(29,584)
Total stockholders' equity	38,844	40,769
Total liabilities and stockholders' equity	$ 46,176	$ 46,785

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$ (2,292)	$ (1,898)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,008	1,003
Stock-based compensation	746	883
Amortization of intangible assets	1,343	501
Adjustment to contingent consideration	(132)	47
Provision for bad debts	64	41
Amortization of premiums paid on short-term investments	2	2
Deferred taxes	(927)	(905)
Gain on disposal of equipment	0	(3)
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	75	(790)
Prepaid expenses and other current assets	(170)	(411)
Other assets	4	81
Accounts payable	602	(402)
Accrued expenses and other liabilities	932	(341)
Net cash provided by (used in) operating activities	1,255	(2,192)
Cash flows from investing activities:
Cash paid related to acquisition of Mobile Collect	(498)	(476)
Cash paid related to acquisition of SmartReply	(211)	(3,150)
Cash paid related to acquisition of 2ergo Americas, net of cash acquired	(3,773)	0
Proceeds from sale of equipment	0	3
Purchases of short-term investments	(9,917)	(7,433)
Sales and maturities of short-term investments	13,101	0
Purchases of property and equipment	(1,014)	(695)
Net cash used in investing activities	(2,312)	(11,751)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	158	49
Treasury stock purchases	(537)	(31)
Net cash (used in) provided by financing activities	(379)	18
Net decrease in cash and cash equivalents	(1,436)	(13,925)
Cash and cash equivalents, beginning of period	17,706	34,157
Cash and cash equivalents, end of period	$ 16,270	$ 20,232

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 12	$ 46
Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 37	$ 2
Contingent cash payment to Mobile Collect, included in other current liabilities	$ --	$ 216

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
( in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP cash flows generated from (used in) operating activities	$ 661	$ 406	$ 1,255	$ (2,192)
Contingent purchase price payments to Mobile Collect	--	(167)	(498)	(476)
Contingent purchase price payment to SmartReply	(211)	--	(211)	--
Purchases of property and equipment	(466)	(300)	(1,014)	(695)
Non-GAAP free cash flows	$ (16)	$ (61)	$ (468)	$ (3,363)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss) and EPS
( in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP net loss	$ (513)	$ (196)	$ (2,292)	$ (1,898)
Stock compensation expense	259	274	746	883
Amortization expense	388	309	1,218	501
Adjustment to contingent consideration	34	47	(132)	47
Severance expense	--	--	--	94
Tax benefit	(40)	--	(927)	(905)
Non-GAAP net income (loss)	$ 128	$ 434	$ (1,387)	$ (1,278)

Non-GAAP net income (loss) per common share:
Basic	$ 0.01	$ 0.03	$ (0.08)	$ (0.08)
Diluted	$ 0.01	$ 0.03	$ (0.08)	$ (0.08)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic	16,390,476	16,455,800	16,405,052	16,424,722
Diluted	16,911,521	16,487,486	16,405,052	16,424,722
CONTACT: IR & Media Contact:
         Lynn Ricci
         SoundBite Communications
         +1 781-897-2696
         lricci@SoundBite.com